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                                                                      EXHIBIT 11


                            INSIGHT ENTERPRISES, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                        (IN THOUSANDS EXCEPT SHARE DATA)


                                                                     Years ended December 31,
                                                         1997                1996                 1995
                                                         ----                ----                 ----
        BASIC EARNINGS PER SHARE:

           Net earnings ..........................   $    13,218          $     7,558          $     4,119
                                                     ===========          ===========          ===========
        Weighted average shares:
           Common shares outstanding .............    10,197,642            8,367,315            6,520,135
                                                     -----------          -----------          -----------
           Shares used is basic earnings per share    10,197,642            8,367,315            6,520,135
                                                     ===========          ===========          ===========


        Basic earnings per share .................   $      1.30          $      0.90          $      0.63
                                                     ===========          ===========          ===========






                                                                                           Years ended December 31,
                                                                                 1997               1996               1995
                                                                                 ----               ----               ----
        DILUTED EARNINGS PER SHARE:
           Net earnings ..............................................        $    13,218        $     7,558        $     4,119
                                                                              ===========        ===========        ===========
        Weighted average shares:
           Common shares outstanding .................................         10,197,642          8,367,315          6,520,135
           Common equivalent shares issuable upon exercise of employee
             stock options and warrants ..............................            511,131            534,162            420,360
                                                                              -----------        -----------        -----------
           Shares used in diluted earnings per share .................         10,708,773          8,901,477          6,940,495
                                                                              ===========        ===========        ===========

        Diluted earnings per share ...................................        $      1.23        $      0.85        $      0.59
                                                                              ===========        ===========        ===========

Earnings per share are restated to include the impact of Financial Accounting Standards Board Statement No. 128 and the effect of a 3-for-2 stock split in the form of a stock dividend paid on September 17, 1997. This exhibit also reflects that the Registrant has changed its fiscal year from June 30 to December 31.